UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 25, 2020

CRIMSON WINE GROUP, LTD.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-54866	13-3607383
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2700 Napa Valley Corporate Drive, Suite B, Napa, California		94558
(Address of Principal Executive Offices)		(Zip Code)

(800) 486-0503
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The following matters were submitted to a vote of the stockholders of Crimson Wine Group, Ltd. (the “Company”) at the Annual Meeting of Stockholders of the Company held on August 25, 2020 (the “Annual Meeting”).
1. Election of Directors
Each of the seven nominees for director was elected, and the voting results are set forth below:

Nominee	Votes For	Number of Shares Withheld	Broker Non-Votes
John D. Cumming	15,869,540	405,525	4,354,853
Joseph S. Steinberg	15,870,536	404,529	4,354,853
Avraham M. Neikrug	15,201,134	1,073,931	4,354,853
Douglas M. Carlson	15,229,112	1,045,953	4,354,853
Craig D. Williams	14,340,540	1,934,525	4,354,853
Colby A. Rollins	15,199,762	1,075,303	4,354,853
Luanne D. Tierney	15,867,060	408,005	4,354,853

2. Ratification of BPM LLP as independent auditors for the year ended December 31, 2020.

The ratification of BPM LLP was approved, and the voting results are set forth below:

Votes For:	19,816,714
Votes Against:	81,919
Votes Abstained:	731,285

Item 8.01 Other Events.

It was incorrectly stated at the commencement announcement of the Annual Meeting that the Annual Meeting was being recorded. Although the Annual Meeting was not recorded, the Company will be including a copy of the management presentation slides on the Investor Relations page of its website.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 27, 2020

CRIMSON WINE GROUP, LTD.

By: /s/ Karen L. Diepholz
Name: Karen L. Diepholz
Title: Chief Financial Officer